UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 15, 2019

Heron Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4242 Campus Point Court, Suite 200, San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 251-4400

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HRTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosure set forth below in the second paragraph of Item 8.01 is incorporated herein by reference.

Item 8.01.	Other Events.

Effective on July 15, 2019, the Board of Directors (the “Board”) of Heron Therapeutics, Inc. (the “Company”) appointed John Poyhonen as Executive Vice President, Chief Commercial Officer for the Company. In connection with his appointment to this position, Mr. Poyhonen tendered his resignation as a member of the Audit Committee of the Board (the “Audit Committee”) and the Compensation Committee of the Board. Mr. Poyhonen will remain as a member of the Board.

On July 15, 2019, the Company notified The Nasdaq Stock Market (“Nasdaq”) that, due to Mr. Poyhonen’s resignation from the Audit Committee, the Company would no longer continue to satisfy the requirements of Nasdaq Listing Rule 5605(c)(2)(A), which requires the audit committee of a Nasdaq-listed company to have a minimum of three members, each of whom satisfies the independence requirements set forth in Nasdaq Listing Rule 5605(a)(2). In the Company’s notice to Nasdaq, the Company also informed Nasdaq that it intends to rely upon the cure period provided by Nasdaq Listing Rule 5605(c)(4)(B), which provides a cure period of up to one year to regain compliance with Listing Rule 5605(c)(2)(A). The Company is currently searching for an independent director to join the Company’s Board and Audit Committee. On July 16, 2019, the Company received a letter from Nasdaq confirming its noncompliance with Listing Rule 5605(c)(2)(A) because its Audit Committee is not currently composed of three independent directors.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heron Therapeutics, Inc.

Date: July 17, 2019	/s/ David Szekeres
David Szekeres
Senior Vice President, General Counsel, Business Development and Corporate Secretary